January 2023 Corporate Presentation Advancing Medicines for Female Cancers and Other Solid Tumors

Important Notice and Disclaimers Except for statements of historical fact, any information contained in this presentation may be a forward-looking statement that reflects the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement. In some cases, you can identify forward- looking statements by terminology such as “may”, “will”, “should”, “plan”, “predict”, “expect,” “estimate,” “anticipate,” “intend,” “goal,” “strategy,” “believe,” “could”, “would”, “potential”, “project”, “continue” and similar expressions and variations thereof. Forward-looking statements may include statements regarding the Company’s business strategy, cash flows and funding status, potential growth opportunities, clinical development activities, the timing and results of preclinical research, clinical trials and potential regulatory approval and commercialization of product candidates. Although the Company believes that the expectations reflected in such forward- looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in documents the Company has filed with the SEC. These forward-looking statements speak only as of the date of this presentation and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof. 2 Context Therapeutics Inc. - January 2023 Certain information contained in this Presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the Company's own internal estimates and research. While the Company believes these third-party sources to be reliable as of the date of this Presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. This presentation discusses product candidates that are under clinical study and which have not yet been approved for marketing by the U.S. Food and Drug Administration. No representation is made as to the safety or effectiveness of these product candidates for the use for which such product candidates are being studied. While the Company believes its internal research is reliable, such research has not been verified by any independent source. All the scientific and clinical data presented within this presentation are – by definition prior to completion of the clinical trial and a clinical study report – preliminary in nature and subject to further quality checks including customary source data verification. The trademarks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products. Forward Looking Statement

Context Therapeutics Overview Context Therapeutics Inc. - January 20233 Company Overview Our Mission • Advancing medicines for solid tumors, with a primary focus on female cancers CTIM-76 CLDN6 x CD3 bispecific antibody • Claudin 6 (CLDN6) is uniquely expressed in a broad range of solid tumors, including ovarian and endometrial • CTIM-76 is Context’s CLDN6 x CD3 bispecific antibody Development Candidate • CTIM-76 is selective for CLDN6 over other CLDN proteins, reducing the risk of potential off target side effects • IND submission on track for Q1 2024 ONA-XR oral PR antagonist • ONA-XR is a novel, potentially first-in-class progesterone receptor (PR) antagonist • PR signaling drives metastasis and immune evasion in breast, endometrial, and ovarian cancer • Encouraging clinical activity and safety in ongoing Phase 2 endometrial cancer (post-chemotherapy) and breast cancer (post-CDK4/6 inhibitor) trials1,2 • Clinical collaboration in metastatic breast cancer (post-CDK4/6 inhibitor) ongoing with the Menarini Group to evaluate combination of Menarini’s novel selective estrogen receptor degrader, elacestrant, with ONA-XR Cash Guidance • Expected cash runway into Q1 2024 1 Data cut off as of September 30, 2022; preliminary raw data 2 Kamaraju, San Antonio Breast Cancer Symposium, 2022

Company Overview

Pipeline Highlights

Cancer	Clinical Indication	Preclinical	Phase 1 Clinical	Phase 2 Clinical	Milestones
CTIM-76 (CLDN6xCD3 bispecific antibody)					
	CLDN6-positive cancers	(Preclinical)			Candidate selection Q4 2022 ☑ IND submission Q1 2024
ONA-XR (PR antagonist)[1]					
Endometrial Cancer	Recurrent PR+ Endometrioid Combination with anastrozole in post-chemotherapy treated patients	Phase 2 Trial OATH Trial*			Initial data Q4 2022 ☑ Data update mid-2023
Breast Cancer	2L/3L ER+,PR+,HER2- Combination with elacestrant in post-CDK4/6 inhibitor treated patients	Phase 1b/2 ELONA Trial			Initiated Q4 2022 ☑ Phase 1b data Q4 2023
Breast Cancer	2L/3L ER+,HER2- Combination with fulvestrant in post-CDK4/6 inhibitor treated patients	Phase 2 SMILE Trial*			Initial data Q4 2022 ☑ Data update Q4 2023

1 Tyligand Biosciences Ltd licensed rights to ONA-XR in China, HK, Macau
* Investigator Sponsored Trial

4 Context Therapeutics Inc. - January 2023

2022 Highlights and Future Milestones Context Therapeutics Inc. - January 20235 Company Overview ONA-XR 2H 2022 1H 2023 2H 2023 1H 2024 Endometrial – OATH trial Phase 2 initial data Endometrial – OATH trial Phase 2 data update Endometrial – OATH trial Phase 2 top line data Breast – ELONA trial Phase 1b data Breast – SMILE trial Phase 2 initial data Breast – SMILE trial Phase 2 data update Breast – SMILE PK/PD data (18F-FFNP) CTIM-76 2H 2022 1H 2023 2H 2023 1H 2024 Candidate selection Preclinical update IND submission

CTIM-76 CLDN6xCD3 bispecific antibody 6 Context Therapeutics Inc. - January 2023

CTIM-76 Program

Emerging Role of Bispecific Antibodies in Treating Solid Tumors

Harnessing the Immune System to Attack Solid Tumors

- A challenge for targeting solid tumors is that many tumor-associated antigens are also expressed on normal tissues, raising concerns about "on-target off-tumor" toxicities
- Bispecific antibodies (BsAbs) are antibodies with two binding sites directed at two different targets, which can be exploited for targeting a tumor cell (e.g., CLDN6) and an immune cell (e.g., CD3)
- Compared with monoclonal antibodies, bispecific antibodies not only have stronger specificity, better targeting ability and lower off-target toxicity, but also can effectively prevent drug resistance, reduce treatment costs and improve patient access to drugs, achieving a superior therapeutic effect

Bispecific Antibodies are a Hot Field for Drug Development

- Over 50 CD3 bispecific T-cell engagers in clinical development
- Common solid cancer targets include Claudin 18.2, DLL, GPC3, HER2, PSMA
- 9 bispecific antibodies are currently approved worldwide and business development activity for BsAbs was particularly robust in 2022


Tumor cell
Lysis
T cell
CLDN6
Cytotoxic cytokines
CD3
CLDN6 x CD3 bispecific antibody

Select Early-stage Bispecific Antibody Transactions in 2022[1]

Licensee	Licensor	Target	Asset	Stage	Geography	Upfront ($M)	Milestones($M)
TeneoTwo	AstraZeneca	CD19 x CD3	TNB-486	Phase 1	Worldwide	$100	$1,165
Macrogenics	Gilead	CD123 x CD3	MGD024	IND	WW	$60	$1,700
LAVA	Seagen	EGFR x γδ T cell	LAVA-1223	Preclinical	Worldwide	$50	$650
Harbour	AstraZeneca	Claudin 18.2 x CD3	HBM7022	Preclinical	Worldwide	$25	$350

1 Representative transactions based on publicly available information and represents a non-head-to-head summary comparison

7 Context Therapeutics Inc. - January 2023

Claudin 6 (CLDN6) is an Ideal Target for Bispecific Antibodies Opportunity • CLDN6 is a tumor-specific protein that is present at high surface density across many adult and pediatric cancers1 • CLDN6 is expressed at very low levels or absent in normal adult tissue Challenge • CLDN6 antigen is conformationally dependent, which limits access to antibody-antigen binding and antibody development • The CLDN6 antigen binding region is highly conserved with CLDN3, CLDN4, and CLDN9, which increases the risk of off target binding and potential side effects associated with CLDN3 (pancreas), CLDN4 (kidney, pancreas), and CLDN9 (ear, gut) Target Validation • BioNTech’s BNT211 CAR-T cell therapy establishes Proof of Concept2: ‒ BNT211 cell therapy evaluated in Phase 1 dose-escalation study in CLDN6-positive solid tumors ‒ 50% response rate (ORR) in second dosing cohort Unmet Need • Selectivity: limited off target effects • Potency: effective tumor killing • Safety: decreased risk of dangerous immune response • Manufacturability: ability to treat many patients CTIM-76 Program Context Therapeutics Inc. - January 20238 1 Faber MS, et al. Bispecific claudin-6 x CD3 antibodies AACR Annual Meeting; 2021; Virtual. Abstract 1860 2 Haanen JB, et al. BNT211: A Phase I trial. ESMO Annual Meeting; 2022; Paris, France. LBA38

CTIM-76 Program

CLDN6 Has the Potential to Reach a Large Patient Population

~62,500 patients per year in the United States in the Relapse/Refractory Setting

Initial indications of interest based on:

- CLDN6 prevalence
- Patient population size
- Observed clinical responses
- Eligibility for Orphan or Rare Pediatric Designation

Selected Cancer indications	Incidence	Relapse / Remitting (R/R) Incidence	CLDN6 Positive	Patient Population Based on R/R Incidence
Testicular	9,910	400	95%[1]	380
Ovarian	19,900	12,800	54-55%[1,2]	6,982
NSCLC (lung)	201,229	110,653	6-50%[3,4,5]	35,221
Malignant Rhabdoid	50	500	29-44%[1,2,6,7]	183
Gastric (stomach)	26,380	11,090	13-55%[8,9]	3,771
Breast	290,600	43,800	2-41%[1,10,11]	9,417
Endometrial (uterus)	65,900	12,500	20-31%[1,12,13]	3,188
Glioma (brain)	19,000	10,000	21%[8]	2,100
Urothelial (bladder)	81,180	17,100	2-8%[1,13]	855
SCLC (lung)	35,511	19,527	2%[1]	391

1 Reinhard, Science, 2020; 2 Wang, Diagn Pathol., 2013; 3 Gao, Oncol Lett., 2013; 4 Kohmoto, Gastric Cancer, 2020; 5 Lin, Diagn Pathol., 2013; 6 Micke, Intl J Cancer, 2014; 7 Soini, Pol J Path, 2022; 8 Antonelli, Brain Pathol., 2011; 9 Sullivan, Am J Surg Pathol., 2012; 10 Jia, Intl J Clin Exp Pathol., 2019; 11 Yafang, J Breast Cancer, 2011; 12 Kojima, Cancers, 2020; 13 Ushiku, Histopath., 2012

Incidences based on public estimates; Relapsed/refractory (R/R) or last-line patient population approximated by annual mortality; CLDN6 target prevalence is based on IHC or RNAseq from published reports. Patient population derived from midpoint of CLDN6 positive population multiplied by R/R incident population.

9 Context Therapeutics Inc. - January 2023

CLDN6 is Enriched in Cancer Cells vs. Non-Cancer Cells CTIM-76 Program Context Therapeutics Inc. - January 202310 (a) adrenal gland, (b) fallopian tube, (c) kidney, (d) liver, (e) thyroid, (f) prostate, (g) esophagus, (h) stomach, (i) colon, (j) cerebrum, (k) cerebellum, (l) spinal cord, (m) thymus, (n) spleen, (o) bone marrow, (p) pancreas, (q) skin, (r) bladder, (s) placenta, (t) heart muscle, (u) striated muscle, (v) testis, (w) ovary, (x) lung (CA1) testicular cancer, (CA2) ovarian cancer, and (CA3) lung cancer Reinhard, Science, 2020 Non-cancer, Healthy Cells Cancer Cells

High CLDN6 Associated with a Worsened Prognosis in Cancer Patients CTIM-76 Program Context Therapeutics Inc. - January 202311 Endometrial Cancer1 Overexpression of CLDN6 is associated with worse overall survival in endometrial cancer patients 1 Kojima, Cancers, 2020 2 Zhang, Front. Cell Dev. Biol., 2021 3 Kohmoto, Gastric Cancer, 2020 Bladder Cancer2 Overexpression of CLDN6 is associated with worse overall survival and higher disease Stage (more aggressive) in bladder cancer patients Stomach Cancer3 Overexpression of CLDN6 is associated with worse overall survival in stomach cancer patients

CTIM-76 Program

CTIM-76: Claudin 6 x CD3 Bispecific Antibody


α-CLDN6
Fab
α-CD3
svFv
Fc
IgG
backbone

Wide therapeutic window

- Highly selective CLDN6 binding fragment antibody-binding (Fab) arm
- Immunostimulatory CD3 binding single-chain fragment variable (scFv) domain is designed to be functionally monovalent to avoid aberrant T-cell activation, potentially enhancing safety profile
- The fragment crystallizable region (Fc region) is the tail region of an antibody that interacts with cell surface receptors called Fc receptor. A mutation has been inserted into Fc domain to silence the Fc domain function and avoid T-cell activation by Fc-gamma receptor positive cells

Convenient dosing with low immunogenicity risk

- T-cell dependent cellular cytotoxicity with no or minimal activation of circulating cytokines
- Humanized CLDN6 and CD3 binding domains

Ease of manufacturing

- IgG backbone is highly stable and enables high yield

12 Context Therapeutics Inc. - January 2023

CTIM-76 Exhibits Excellent Selectivity and Specificity CTIM-76 Program Context Therapeutics Inc. - January 202313 • IM301 Mab (CLDN6 Fab arm of CTIM-76) screened for specificity using Integral Molecular Membrane Proteome Array, consisting of ~6,000 human membrane proteins in their native state in unfixed cells • IM301 Mab was cross-reactive for internal control FCGR1A (Fc gamma) and nonrelevant intracellular epitope of ABCC3 • CTIM-76 CLDN6 EC50 of 3.41 nM • CTIM-76 preferentially binds to CLDN6 over CLDN3/4/9 • CLDN3/4/6/9 were transiently transfected in HEK-293F cells (4:1 Target:GFP) CLDN6 Selectivity CLDN6 Specificity -11 -10 -9 -8 -7 -6 -5 0 50,000 100,000 150,000 200,000 Log [Bispecific] (M) C e ll B in d in g ( M F I) Human CLDN6 Human CLDN4 Human CLDN3 Human CLDN9 Negative

CTIM-76 Preferentially Targets CLDN6 Over Other Claudin Family Proteins CTIM-76 Program Context Therapeutics Inc. - January 202314 • There is high sequence homology between CLDN6 and CLDN9 in the extracellular loops • CTIM-76 preferentially targets CLDN6, with minimal activity against CLDN9-expressing cells • No binding is observed to other CLDN family proteins (CLDN3 and CLDN4) that have <85% homology in the extracellular loops Study Design: K562 cells stably over-expressing CLDN3, CLDN4, CLDN6, or CLDN9 were co-cultured with human T-cells at an E:T ratio of 10:1 for 48 hours. Cytotoxicity was determined by luminescence imaging. CLDN6:CLDN3 CLDN6:CLDN4 -4 -3 -2 -1 0 -50 0 50 100 Log [bsAb] (nM) % S p e c if ic C y to to x ic it y Negative Control CLDN6 CLDN3 -4 -3 -2 -1 0 -50 0 50 100 Log [bsAb] (nM) % S p e c if ic C y to to x ic it y Negative Control CLDN6 CLDN4 Activity Gap ~836x Activity Gap ~504x CLDN6:CLDN9 -4 -3 -2 -1 0 -50 0 50 100 Log [bsAb] (nM) % S p e c if ic C y to to x ic it y Negative Control CLDN6 CLDN9 Activity Gap ~1192x

CTIM-76 Program Context Therapeutics Inc. - January 202315 CTIM-76 has the Potential for a Wide Therapeutic Window • Data supports potential to dose at levels that promote cancer cell killing but have manageable levels of free cytokine production, thereby potentially reducing the risk of cytokine release syndrome • Cytokine production evaluated in exogenous (CLDN6-K562) cell line model at 48 hours • Cytokine production happens well above the concentration of maximal killing (TDCC EC50 = 0.0004 nM) CTIM-76 Cytokine Control % Lysis CTIM-76 % Lysis TDCC vs IL2 -4 -3 -2 -1 0 -50000 0 50000 100000 150000 0 20 40 60 80 100 Log [bsAb] (nM) p g /m L % S p e c ific C y to to x ic ity EC50 TDCC vs IFNg EC50 -4 -3 -2 -1 0 -50000 0 50000 100000 150000 0 20 40 60 80 100 Log [bsAb] (nM) p g /m L % S p e c ific C y to to x ic ity TDCC vs TNFα EC50 -4 -3 -2 -1 0 -500 0 500 1000 0 20 40 60 80 100 Log [bsAb] (nM) p g /m L % S p e c ific C y to to x ic ity TDCC vs IL10 EC50 -4 -3 -2 -1 0 -50 0 50 100 150 0 20 40 60 80 100 Log [bsAb] (nM) p g /m L % S p e c ific C y to to x ic ity Study Design: K562 cells stably over-expressing CLDN6 and luciferase were co-cultured with human T cells at an E:T ratio of 10:1 for 48 hours. Cytotoxicity was determined by luminescence imaging. CTIM-76 Cytokine Control % Lysis CTIM-76 % Lysis CTIM-76 Cytokine Control % Lysis CTIM-76 % Lysis CTIM-76 Cytokine Control % Lysis CTIM-76 % Lysis Comparison of T cell-dependent cellular cytotoxicity (TDCC) to Cytokine Production

CTIM-76 Program

CLDN6 Competitive Landscape[1]

	Candidate	IND	Phase 1
Antibody Drug Conjugate (ADC)	GENE 吉凯基因: GB-7008-01, CLDN6/CLDN9 + MMAE UCLA: UCLA-23-ADC, CLDN6 + MMAE		Daiichi-Sankyo: DS-9606a, CLDN6 + DXd
Bispecific Antibody	NovaRock Biotherapeutics: NBL028, Undisclosed, CLDN6x4IBB xencor: Undisclosed, 2+1 bsAb, CLDN6xCD3 context therapeutics: CTIM-76, bsAb, CLDN6xCD3 I-MAB Biopharma: TJ-46CB, 2+2 bsAb, CLDN6x4IBB		AMGEN: AMG794, BiTE, CLDN6xCD3 BIONTECH: BNT142, mRNA encoded BsAb, CLDN6xCD3
Cell Therapy			Guangzhou Medical University: CAR-NK, CAR-NK + IL7 secreting vector BIONTECH: BNT211, CAR-T + CARVac

16 Context Therapeutics Inc. - January 2023

1 Analysis based on publicly available information compiled as of January 1, 2023

CTIM-76 Program

Clinical Experience for CLDN6 Therapies is Nascent

	Company	Program (Development Stage)	Description / Details[3]
Active Programs	BioNTech	BNT211: CLDN6CAR-T + CARVac (Phase 1)	Initial data for BNT211 were presented April 2022 (AACR), with an update in Sept 2022 (ESMO). Received PRIME Designation for testicular cancer June 2022
		BNT142: CLDN6 mRNA encoded bsAb (Phase 1)	Initiated Phase 1 development for BNT142 in mid-2022
	Amgen	AMG794: CLDN6 BiTE (Phase 1)	AMG794 candidate were presented April 2022 (AACR), trial is not yet recruiting
	Guangzhou Medical University	Undisclosed: CAR-NK + multiple gene edits (Phase 1)	Engineered to express IL7/CCL19 and/or SCFVs against PD1/CTLA4/Lag3, initiated Phase 1 development in mid-2022
	Daiichi	DS-9606a: CLDN6 + DXd (Phase 1)	Initiated Phase 1 development for DS-9606a in mid-2022
	I-Mab	TJ-46CB: CLDN6 bsAb CLDN6x4IBB (Preclinical)	Initial data were presented April 2021 (AACR), IND filing is expected in 2H 2023
	Xencor	Undisclosed: CLDN6 bsAb CLDN6xCD3 (Preclinical)	Initial data were presented April 2021 (AACR), no timeline to IND provided
Notable Deprioritized Programs	Astellas/Ganymed	IMAB027/ASP1650: CLDN6 mAb (Phase 2)	Lack of single agent activity in Phase 2 trial relapse/refractory testicular germ cell tumors[1]
	Abbvie/Stemcentryx	SC004: CLDN6/9 ADC (Phase 1)	Dose-limiting toxicity observed in Phase 1 in patients with ovarian cancer, potentially attributed to CLDN9 binding[2]

17 Context Therapeutics Inc. - January 2023

1 Adra, Invest New Drugs, 2022
2 Hamilton, Cancer Res, 2020

3 Analysis based on publicly available information compiled as of January 1, 2023

Role of Bispecific Format in Activity CTIM-76 format demonstrates superior potency compared to a traditional BiTE molecule (e.g., AMG-794) CTIM-76 Program Context Therapeutics Inc. - January 202318 -4 -3 -2 -1 0 -50 0 50 100 Log [bsAb] (nM) % S p e c if ic C y to to x ic it y Negative Control IMC-2-7 CTIM-76 IMC-2-7 Tandem scFvs (BiTE) CTIM-76 scFv-Fab IgG Study Design: K562 cells stably expressing CLDN6 and luciferase were co-cultured with human T-cells at an E:T ratio of 10:1 for 48 hours. Cytotoxicity was determined by luminescence imaging. Activity Gap ~28x CTIM-76 vs BiTE

ONA-XR Progesterone Receptor Antagonist for Female Cancers 19 Context Therapeutics Inc. - January 2023

Unmet Need in Female Cancers Prevalence of Metastatic Female Cancers in EU5, Japan, and US ONA-XR Program Context Therapeutics Inc. - January 202320 Source: secondary epidemiologic estimates, 2020 estimates 89,000 28,000 25,000 104,000 30,000 28,000 35,000 12,000 11,000 - 50,000 100,000 150,000 200,000 250,000 Breast Cancer Ovarian Cancer Endometrial Cancer P a ti e n ts US EU5 JP2 Within the G7 countries, it is estimated that there are over 355,000 patients living with metastatic breast, ovarian, or endometrial cancer

Onapristone Extended Release (ONA-XR) • Progesterone Receptor (PR) oncogenic signaling is associated with female cancers and is a potential resistance mechanism to standard of care treatments including antiestrogens and CDK4/6 inhibitors • Onapristone (ONA) is a progesterone receptor (PR) antagonist that suppresses PR oncogenic signaling • Over 150 patients treated to date across female cancers • Encouraging Phase 2 clinical data in ongoing breast (SMILE) and endometrial (OATH) cancer trials ONA-XR Program Context Therapeutics Inc. - January 202321 Blocks both ligand-dependent and ligand-independent PR activation Attractive pharmacokinetic profile; 50 mg orally administered at morning and night with or without food Favorable clinical tolerability and safety as monotherapy and in combination with antiestrogens (anastrozole, fulvestrant) Meaningful antitumor activity in both wild- type and mutant (ESR1, PIK3CA) preclinical models and durable benefit in clinical settings Brain metastases are common with breast cancer; ONA-XR is CNS penetrant with demonstrated activity in nonclinical meningioma studies Most Complete PR Antagonist Easy Administration Minimal Side Effects Broad Activity CNS Activity

ONA-XR Program

Mechanism of Action

- Antiestrogen therapy is the backbone treatment for female cancers, whereas there are no FDA-approved antiprogestin therapies approved for cancer
- Estrogen and progesterone play unique roles in regulating the drivers of cancer growth and spread
- Combining antiestrogen and antiprogestin therapy may more completely block cancer drivers and ultimately improve patient outcomes


Antiestrogens
aromatase inhibitors, SERM, SERCA,
injectable SERD, oral SERD
Antiprogestin
ONA-XR
Stimulus
Estrogen
Progesterone
Cancer Driver
Cell Survival
Proliferation
Stemness
Immune Evasion
Outcome
Cancer Growth and Metastasis

22 Context Therapeutics Inc. - January 2023

Completed Clinical Trials Summary of select clinical trials evaluating onapristone with immediate (IR) or extended release (XR) formulation Onapristone Treatment Stage Patients (n) Clinical Indication Prior Treatments Median (range) Biomarker Data IR (100 mg QD) Ph 2 19 Breast Cancer First line (1L) advanced or metastatic Hormone naïve 56% ORR1 67% CBR 14.0 month PFS IR (100 mg QD) Ph 2 101 Breast Cancer Second line (2L) advanced or metastatic 1 (1-2) 10% ORR2 48% CBR 4.0 month PFS XR (50 mg BID) Ph 2 14 Granulosa Cell Tumor of Ovary Advanced or Metastatic 4 (2-17) PR+ 35% CBR3 12 month PFS rate of 20% XR (10-50 mg BID) Ph 1 13 Ovarian Cancer Advanced or Metastatic 4 (2-10) PR+ 8% ORR4 6 month PFS rate of 31% XR (10-50 mg BID) Ph 1 20 Breast Cancer Advanced or Metastatic 9 (2-14) PR+ 25% DCR4 6 month PFS rate of 15% ONA-XR Program Context Therapeutics Inc. - January 202323 IR = immediate release; XR = extended release 1 Robertson, Eur J Cancer, 1999 2 Jonat, Endocrine Therapy of Breast Cancer, 2002 3 Grisham, ASCO Annual Meeting 2022 4 Cottu, PLoS One, 2018

ONA-XR Program

Key Ongoing Clinical Trials

Treatment	Clinical Indication	Stage	Patients (n)	Key Inclusion and Exclusion Criteria	Ongoing Trial Data	Completed Trials / Historical Data[2]
ONA-XR + Anastrozole[1]	Endometrial Cancer OATH Trial	Ph 2	25	• Must have received at least one prior treatment with a platinum plus taxane chemotherapy	• 12 patients enrolled • 4-month PFS rate of 77% • 12-month PFS rate of 33% • No treatment-related SAE	Chemotherapy (KEYNOTE-775)[3] • 3.8 month PFS • 72% Grade 3 or higher AE Anastrozole (PARAGON)[4] • 2.8 month PFS
ONA-XR + Fulvestrant[1]	Breast Cancer (2L/3L) SMILE Trial	Ph 2	39	• Must have received prior CDK4/6 inhibitor therapy • One line of prior chemotherapy in metastatic setting allowed	• 10 patients enrolled • 4-month PFS rate of 44% • No treatment-related SAE	Elacestrant (EMERALD)[6] • 2.8 month PFS Fulvestrant (EMERALD)[6] • 1.9 month PFS
ONA-XR + Elacestrant	Breast Cancer (2L/3L) ELONA Trial	Ph 1b/2	67	• Must have received prior CDK4/6 inhibitor therapy • ≥50% patients with ESR1 mutant • No prior chemotherapy in metastatic setting	• Initiated Q4 2022 • First patient enrolled Jan 2023 • Ph 1b data expected Q4 2023	Elacestrant (EMERALD)[6] • 2.8 month PFS Fulvestrant (EMERALD)[6] • 1.9 month PFS

1 Data cut off as of September 30, 2022; preliminary raw data
2 Analysis based upon publicly available information and represents a non-head-to-head summary comparison
3 Makker, NEJM, 2022
4 Mileshkin, Gyn Onc, 2019
5 Grisham, ASCO 2022
6 Bidard, JCO, 2022

24 Context Therapeutics Inc. - January 2023

ONA-XR Recurrent PR+ Endometrial Cancer 25 Context Therapeutics Inc. - January 2023

ONA-XR in PR+ Endometrial Cancer

Endometrial Cancer

- Endometrial cancer is the 4th most common cancer in women
  - Endometrial cancer is on the rise and is linked to obesity[1,2]
  - 12,500 patient deaths per year in the US[3]
  - Market is projected to grow from $1.5bn in 2020 to $5.1bn in 2029[5]
- Hormone signaling is a driver of endometrial cancer
  - Endometrial cancer is thought to be caused by excess hormone production that leads to endometrial hyperplasia and cancer
- Chemotherapy and surgery remain first-line treatments
  - First-line treatment includes surgical removal of uterus, ovaries, and fallopian tubes followed by platinum/taxane chemotherapy
  - PD-1 antibodies (Keytruda, Jemperli) were recently approved in MSI-H and dMMR genetic subpopulations post-chemotherapy (~13-30% of population)[5]
  - Lenvima + Keytruda combination therapy is approved post-chemotherapy, however, tolerability can be challenging for patients[6]
- Antiestrogen therapy is currently used off-label
  - Hormonal therapy is an alternative treatment for patients who wish to preserve their fertility, and for those with metastatic or recurrent disease without curative options

12,500 patients have recurrent endometrial cancer that cannot be fully removed via surgery [2]

34%

of endometrial cancer patients are PR+[4]

1 American Cancer Society, Endometrial Cancer Risk Factors. (accessed Nov. 4, 2022)
2 Epic Oncology (Incidence, 1st/ 2nd line treated); epic Oncology physician survey 2019
3 Nation Cancer Institute, Endometrial Cancer Incidence Rising in the US and Worldwide (accessed Nov. 4, 2022)
4 Høgdall, Oncol Rep, 2007
5 Vinuesa and Webster, Nat Rev Drug Disc, 2022
6 Makker, NEJM, 2022

26 Context Therapeutics Inc. - January 2023

ONA-XR in PR+ Endometrial Cancer

Endometrial Cancer Patient Treatment Landscape[1]


Primary
• Surgical debulking
Adjuvant
• Chemotherapy
• Radiotherapy
1L
• Chemotherapy
Complete Response
20% of Patients
Watchful Waiting
Disease Recurrence
80% of Patients
Residual Tumor Burden
2L
• Chemotherapy
• Lenvima + Keytruda
• CPI (MSI-H, dMMR)
3L
• Antiestrogen
• Clinical trials

1L First Line (1L)

- Standard of Care (SOC) is carboplatin + paclitaxel
- mPFS of ~12 months

2L Second Line (2L)

- Treatment goal is disease stabilization for 4-6 months
- Lenvima + Keytruda poor tolerability associated with high discontinuation rate in patients

M Maintenance Line

- No approved therapies
- Treatment goal is disease stabilization for ≥4 months and to provide a high quality of life

3L Third Line (3L)

- Limited treatment options

Potential Target Indications for ONA-XR

27 Context Therapeutics Inc. - January 2023

1 National Comprehensive Cancer Network Clinical Practice Guidelines in Oncology. Uterine Neoplasms. v4.2021

ONA-XR + Anastrozole in PR+ Endometrial Cancer1 • Ongoing Phase 2 Trial ̶ Investigator-initiated, open-label, multi-center trial (the “OATH” trial) evaluating ONA-XR 50 mg BID in combination with the antiestrogen anastrozole 1 mg QD administered orally to treat women with ER+/PR+ endometrial adenocarcinoma who have received at least one prior platinum/taxane-based chemotherapy regimen ̶ Co-primary endpoints: 4-month PFS and ORR ̶ Secondary endpoints: DCR, DoR, safety, and quality of life • Efficacy ̶ The study has enrolled 12 of 25 planned patients ̶ 9 evaluable patients; completed at least one month of treatment ̶ 4-month PFS rate was 77% ̶ 12-month PFS rate was 33% ̶ 7 patients remain on the trial • Safety ̶ There have been no treatment-related serious adverse events reported • Updated data anticipated in mid-2023 ONA-XR in PR+ Endometrial Cancer Context Therapeutics Inc. - January 202328 1 Data cut off as of September 30, 2022; preliminary raw data Treatment Goal in Endometrial Cancer We seek to deliver chemotherapy-like clinical activity without debilitating toxicity

Preliminary Data vs Historical Trials1 ONA-XR in PR+ Endometrial Cancer Context Therapeutics Inc. - January 202329 1 Analysis based upon publicly available information and represents a non-head-to-head summary comparison. Data cut off as of September 30, 2022; preliminary raw data ONA-XR + Anastrozole ONA-XR Anastrozole Chemotherapy Trial OATH (ongoing) Cottu 20182 PARAGON 20193 KEYNOTE-775 20224 Patients (n) 12 (9 evaluable) 12 54 416 Lines of Prior Chemotherapy, n (%) 1 ≥2 8 (66) 4 (33) 4 (33) 8 (66) 50 (93) 4 (7) 277 (67) 139 (33) Treatment free interval (TFI) ≥6 months, n (%) 4 (33) 1 (8) 36 (70) ND 4-month PFS rate, n (%) 7 (77) 4 (33) ND ND 12-month PFS rate, n (%) 3 (33) 1 (8) 4 (7) 18 (4) mPFS (95% CI), months NE 2.0 (1.7-5.3) 2.7 (1.9-4.5) 3.8 (3.6-4.2) Side Effects Well tolerated Well tolerated Well tolerated 72% experienced Grade 3 or higher AE 2 Cottu, PLoS One, 2018 3 Mileshkin, Gyn Onc, 2019 4 Makker, NEJM, 2022

ONA-XR 2L/3L Metastatic Breast Cancer 30 Context Therapeutics Inc. - January 2023

ONA-XR in PR+ Breast Cancer

Hormone Receptor-positive Breast Cancer

- Breast Cancer is the 2nd most common cancer in women
  - 2L/3L+ therapy, could represent a $3-5B U.S. segment of $20B endocrine therapy market
  - Potential to expand ONA-XR into earlier treatment lines
- Hormone signaling is a driver of breast cancer
  - Approximately 75% of breast cancer patients have hormone-driven, also known as hormone receptor-positive, breast cancer
  - For these patients, antiestrogen therapy is the backbone treatment due to excellent tolerability
- Antiestrogen + CDK4/6 inhibitor is first-line treatment in metastatic setting
  - Patients generally respond well to this treatment and are often on therapy for years
  - Upon first-line relapse (i.e., second-line), there are limited FDA approved treatment options for patients
- Second and third-line metastatic hormone-driven breast cancer is evolving
  - Potential FDA approvals in 2023 for new antiestrogen (elacestrant) and pan-AKT inhibitor (capivasertib)

~43,250 women succumb to metastatic breast cancer in the United States per year

~75%

of breast cancer patients are progesterone receptor positive (PR+)

31 Context Therapeutics Inc. - January 2023

ONA-XR in PR+ Breast Cancer

ONA-XR has the Potential to be Used Across Many Lines of Treatment[1]



Genetic Mutation
30% of Patients
2L
• PI3K (Piqray)
1L (First Line)
PR+, HER2-
Metastatic Breast Cancer
• Antiestrogen + CDK4/6 (Ibrance, Verzenio, Kisqali)
70% of Patients
No Mutation or Non-Actionable
2L
• Antiestrogen (Fulvestrant)
3L
• HER2low (Enhertu)
• mTOR (Afinitor)
4L+
• Chemotherapy
• Trop02 (Trodelvy)

1L First Line

- Standard of Care (SOC) is CDK4/6 inhibitor plus antiestrogen
- mPFS of 14-18 months

2L Second Line

- Treatment goal is disease stabilization for >4 months
- Potential new treatments pending FDA approval include antiestrogen (elacestrant) and AKT inhibitor (capivasertib)

3L Third Line

- mTOR associated with significant side effects
- Enhertu anticipated to be approved in HER2^{low} and/or HER2-

Initial Target Indications for ONA-XR

4L Fourth Line

- Limited treatment options

32 Context Therapeutics Inc. - January 2023

1 National Comprehensive Cancer Network Clinical Practice Guidelines in Oncology. Uterine Neoplasms. v4.2021

ONA-XR in PR+ Breast Cancer

Our Development Strategy in 2L/3L HR+,HER2- Metastatic Breast Cancer

- Estimated 115,000 treatment eligible patients in United States and EU5
- Unmet need for new therapies that can improve antiestrogen response after CDK4/6 inhibitor therapy without adding significant toxicity
- New treatments, including antibody drug-conjugate (Enhertu) therapy, expected to be used once patients are no longer responsive to antihormonal therapy

Ongoing Context Clinical Trials in Post-CDK4/6 Treatment Line

	SMILE Trial	ELONA Trial
Patients (n)	39	67
Indication	2L/3L ER+,HER2- mBCa	2L/3L ER+,PR+, HER2- mBCa
Treatment	ONA-XR + fulvestrant	ONA-XR + elacestrant
Key Inclusion / Exclusion	• Must have received prior CDK4/6 inhibitor therapy • One line of prior chemotherapy in metastatic setting allowed	• Must have received prior CDK4/6 inhibitor therapy • ≥50% patients with ESR1 mutant • No prior chemotherapy in metastatic setting
Next Expected Data Milestone	Q4 2023	Q4 2023

33 Context Therapeutics Inc. - January 2023

Preliminary Data vs Historical Trials1 ONA-XR in PR+ Breast Cancer Context Therapeutics Inc. - January 202334 1 Analysis based upon publicly available information and represents a non-head-to-head summary comparison. Data cut off as of September 30, 2022; preliminary raw data ONA-XR + Fulvestrant Fulvestrant Elacestrant Trial SMILE (ongoing)2 EMERALD 20213 EMERALD 20213 Patients (n) 10 (9 evaluable) 238 239 Key Demographics Prior CDK4/6 inhibitor ESR1 mutation 100% ND 100% 48% 100% 47% 4-month PFS rate, % 44.4 NE NE mPFS, months Trial ongoing 1.91 2.79 Side Effects Well tolerated Well tolerated Well tolerated 2 Kamaraju, SABCS 2022 3 Bardia, SABCS 2021

Corporate 35 Context Therapeutics Inc. - January 2023

Corporate Experienced Leadership Team • Experienced team with deep oncology experience • Our CMO led the clinical development of multiple blockbuster drugs for female cancers, including Kisqali, Arimidex, and Afinitor • Our management team is supported by a Board with strong public company operating and governance experience Focus on Execution Martin Lehr CEO and Director Tarek Sahmoud, MD, PhD Chief Medical Officer Alex Levit, Esq Chief Legal Officer Jennifer Minai, CPA Chief Financial Officer Chris Beck, MBA SVP Operations Priya Marreddy, MS VP Clinical Operations Context Therapeutics Inc. - January 202336

Corporate Investment Highlights (Nasdaq: CNTX) Solid Tumors, Primary Focus on Female Cancers Large Unmet Need Progesterone Receptor and Claudin 6 High-Value Targets Multiple Data Readouts in 2023 Near-Term Milestones Deep Domain Experience, Track Record of Success Strong Team Expected Cash Runway into Q1 2024 Financial Strength Context Therapeutics Inc. - January 202337

Advancing Medicines For Female Cancers and Other Solid Tumors © Context Therapeutics 2023

Appendix

Abbreviations

Clinical Trial Efficacy	
CBR (CR+PR+ **SD ≥6** mos)	Clinical benefit rate
CR	Complete response
DCR (CR+PR+ SD)	Disease control rate
DoR	Duration of response
mPFS	Median PFS
ORR (CR+PR)	Overall response rate
PFS	Progression free survival
SD	Stable disease
95% CI	95% confidence interval

Clinical Trial Safety	
AE	Adverse event
DLT	Dose-limiting toxicity
TRAE	Treatment-related adverse event
SAE	Serious adverse event

Diseases	
BC	Breast cancer
GCT	Granulosa cell tumor
NSCLC	Non-small cell lung cancer
SCLC	Small cell lung cancer

Other Terms	
1L	First Line
2L	Second Line
BID	Twice per day
CPI	Checkpoint inhibitor
dMMR	DNA mismatch repair
ER	Estrogen receptor
mAb	Monoclonal antibody
MSI-H	Microsatellite instability high
ND	Not determined
NE	Not evaluable
PK	Pharmacokinetics
PR	Progesterone receptor
QD	Once per day
QOL	Quality of life
SOC	Standard of care
TFI	Treatment free interval

Approved Drugs Mentioned	
Jemperli	Dostarlimab-gxly (GSK)
Lenvima	Lenvatinib (Eisai)
Keytruda	Pembrolizumab (Merck)

Medical Organizations / Conferences	
AACR	American Association for Cancer Research
ASCO	American Society of Clinical Oncology
ESMO	European Society for Medical Oncology
SABCS	San Antonio Breast Cancer Symposium

39 Context Therapeutics Inc. - January 2023